Exhibit 3.206

IT-214219 Certificate ofIncorporationon Change of Name \ I(!}Jr, ,4 1 I DO HERf.W/J fS:ERTIFY that RCI DRirlLING rn1 ,Rl'{ATfr NAL INC. having by Special resolution dated 16th day of Jebruary Two Thousand Fifteen changed its name, is now incorporated under name of. .. . .J R Cal Cayman Limitedi-1 Island of Grand Cayman this 23rd day of February 7.:Th9Fifteen, ..... An Authorised Officer, Registry of Companies, Cayman Islands. Authorisat ion Code : 987995109806 www.veri fy.gov.ky 26 February 20 15